UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 1, 2020, Aethlon Medical, Inc. (the “Company”) was notified that the audit practice of Squar Milner LLP (“Squar Milner”) an independent registered public accounting firm, was combined with Baker Tilly US, LLP (“Baker Tilly”) in a transaction pursuant to which Squar Milner combined its operations with Baker Tilly and certain of the professional staff and partners of Squar Milner joined Baker Tilly either as employees or partners of Baker Tilly. On November 1, 2020, Squar Milner resigned as auditors of the Company and the Audit Committee of the Company’s Board of Directors engaged Baker Tilly as the Company’s independent registered public accounting firm.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of Squar Milner regarding the Company’s financial statements for the fiscal years ended March 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2020 and 2019 and during the interim period from the end of the most recently completed fiscal year through November 1, 2020, the date of resignation, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Squar Milner would have caused it to make reference to such disagreement in its reports.

The Company provided Squar Milner with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Squar Milner furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated November 3, 2020, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Timothy C. Rodell, M.D., FCCP as Director and Chief Executive Officer

On November 3, 2020, the Company announced the departure of Timothy C. Rodell, M.D., FCCP from his position as Chief Executive Officer of the Company, effective as of October 30, 2020 (the “Separation Date”).

In connection with Dr. Rodell’s departure, in accordance with the terms of his Amended and Restated Employment Agreement with the Company, dated as of March 17, 2020 (the “Rodell Employment Agreement”), and pursuant to Dr. Rodell’s Separation Agreement with the Company, entered into as of October 30, 2020 and to be effective on November 8, 2020 (“Separation Agreement”), the Company will provide Dr. Rodell with (1) cash severance equivalent to twelve months of Dr. Rodell’s base salary in effect as of the Separation Date, plus a prorated portion of Dr. Rodell’s target Annual Performance Bonus (as defined in the Rodell Employment Agreement) for 2020 in the total gross amount of $92,450, subject to standard payroll deductions and withholdings, (2) the accelerated vesting on 50% of outstanding and unvested equity awards held by Dr. Rodell as of the Separation Date, which will be deemed fully vested and exercisable as of the Separation Date, and (3) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment for (i) up to twelve months, (ii) the expiration of Dr. Rodell’s eligibility for the continuation coverage, or (iii) until the date Dr. Rodell becomes eligible for substantially equivalent healthcare coverage through another source, starting on the Separation Date. Further, and pursuant to the Separation Agreement, Dr. Rodell provided the Company a general release of all claims, dated October 30, 2020.

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The foregoing description of the Rodell Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Rodell Employment Agreement, a copy of which was filed as Exhibit 10.1 to Form 8-K filed on March 23, 2020, and the foregoing description of the Separation Agreement is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

(c) Appointment of Charles J. Fisher, Jr., M.D. as Chief Executive Officer

On November 3, 2020, the Company announced the appointment of Charles J. Fisher, Jr., M.D., the current Chairperson of the Board of Directors (the “Board”), as the Chief Executive Officer of the Company, effective as of October 30, 2020. Pursuant to his appointment, Dr. Fisher resigned from his role as Chairperson of the Board. Effective as of October 30, 2020, Edward Broenniman, a current member of the Board, was appointed Chairperson of the Board.

Dr. Fisher has served as a director of the Company and as Chairperson of the Board since November 2017. Dr. Fisher served as Executive Chairman and Chief Executive Officer of Seastar Medical, Inc., a biotechnology company, from 2013 to July 2019. Dr. Fisher also has served as Chief Executive Officer of Margaux Biologics, Inc., a biotechnology company, since 2010. Prior to founding Margaux Biologics, he was Chief Medical Officer and Executive Vice President of Cardiome Pharma Corp. from 2005 to 2010, where he led the team that invented, developed and registered vernakalant, a novel, first in class, multi-ion channel drug for atrial fibrillation, Brinavess. Dr. Fisher served as Head, Section of Critical Care Medicine at The Cleveland Clinic Foundation, and has held Professor, Division Chief and director positions at the University of California at Davis Medical Center, Case Western Reserve University and The Cleveland Clinic Foundation. His research in sepsis, inflammation, host defense and endothelial dysfunction led to his recruitment to Eli Lilly & Co., where he led the Xigris (activated Protein C) Global Product Team and successfully registered the first drug approved for the treatment of sepsis. Previously, he was Vice President for Global Pharmaceutical Development at Abbott Laboratories where, among other accomplishments, he guided the registration of Humira. Additionally, Dr. Fisher is a multi-tour combat veteran, with extensive military experience in Special Operations. He has served as a member of the Defense Science Research Council and on DARPA panels, including one focused on universal host defense.

In connection with his appointment as Chief Executive Officer, the Board approved an employment agreement with Dr. Fisher (the “Fisher Employment Agreement”), which provides for an initial annualized base salary of $430,000. Dr. Fisher will be eligible for an annual discretionary cash bonus (the “Annual Performance Bonus”) to be approved by the Board, or the Compensation Committee of the Board (the “Compensation Committee”) and to be determined in the sole discretion of the Board, or the Compensation Committee, based upon the Company’s and Dr. Fisher’s achievement of objectives and milestones to be determined on an annual basis by the Board, or Compensation Committee.

Under the terms of the Fisher Employment Agreement, if Dr. Fisher is terminated by the Company without cause or resigns for good reason, he is entitled to receive (i) continued payment of his then current base salary for the first twelve (12) months after the date of termination, paid over the Company’s regular payroll schedule, (ii) a lump sum amount equal to Dr. Fisher’s target annual performance bonus for the year of termination, pro-rated based on the ratio that the number of days from the beginning of the calendar year in which such termination occurs through the date of termination bears to 365, based on actual achievement of Company goals for such bonus and such pro-rated year, as determined by the Board in its sole discretion, (iii) accelerated vesting of 50% of Dr. Fisher’s unvested equity awards as of the date of such termination date shall be deemed immediately vested and exercisable as of Dr. Fisher’s last day of employment, and (iv) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment for (i) up to twelve months, (ii) the expiration of Dr. Fisher’s eligibility for the continuation coverage or (iii) until the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source.

In addition, in the event of a strategic transaction, as defined in the Fisher Employment Agreement, completed within two years of Dr. Fisher’s commencement of employment with the Company, he will receive a cash bonus equal to 50% of his then annual base salary and an additional equity grant such that Dr. Fisher’s equity interest in the Company is then equal to three percent. The option will be subject to standard four-year vesting, subject to full vesting if Dr. Fisher is terminated in connection with the strategic transaction. In order to earn the cash bonus, Dr. Fisher must either: (i) remain in continuous employment with the Company through the date of the strategic transaction, or (ii) have been terminated by the Company without cause within the sixty (60) day period immediately preceding the strategic transaction.

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The severance benefits described in the foregoing paragraph are, in each case, subject to Dr. Fisher’s compliance with continuing obligations to the Company and his execution of a separation agreement and general release in favor of the Company.

There are no family relationships between Dr. Fisher and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Fisher Employment Agreement, there are no transactions between Dr. Fisher or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Dr. Fisher and any other persons pursuant to which Dr. Fisher was selected as the Chief Executive Officer of the Company.

The foregoing description of the Fisher Employment Agreement applicable to Dr. Fisher is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Fisher Employment Agreement, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

(e) Amendment to Company’s Amended and Restated Non-Employee Director Compensation Policy

In addition, on October 29, 2020, the Board approved an amendment to the Company’s Amended and Restated Non-Employee Director Compensation Policy to reduce the annual Board service retainer for the chairperson of the Board (which fee is in addition to the eligible director annual service retainer) from $60,000 to $30,000. All other Board compensation terms remain the same.

Item 8.01	Other Events.

Effective as of October 30, 2020, the Board appointed Edward G. Broenniman, a director of the Company, as the Chairperson of the Board to replace Dr. Fisher.

Effective upon Dr. Fisher’s appointment as Chief Executive Officer, the Board appointed Guy F. Cipriani to replace Dr. Fisher as a member of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board, effective as of October 30, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between the Company and Dr. Rodell, dated October 30, 2020.
10.2*	Employment Agreement between the Company and Dr. Fisher, dated October 30, 2020.
16.1	Letter dated November 3, 2020 from Squar Milner LLP.

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: November 3, 2020	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

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